Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Selected Financial Highlights” and to the incorporation by reference in the following Registration Statements of our reports dated March 10, 2005, with respect to the consolidated financial statements and schedule of IDX Systems Corporation, IDX Systems Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of IDX Systems Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

(1)	Registration Statement (Form S-4 No. 333-67891, as amended on March 22, 1999 and No. 333-28391) of IDX Systems Corporation,

(2)	Registration Statement (Form S-8 No. 333-31045 and No. 333-31045) pertaining to the Phamis stock option plans and Salary Savings and Deferral Plan & Trust,

(3)	Registration Statement (Form S-8 No. 333-64028) pertaining to the 1995 Stock Option Plan, 1995 Director Stock Option Plan, 1995 Employee Stock Purchase Plan, Restricted Stock Agreement and

(4)	Registration Statement (Form S-8 No. 333-88464) pertaining to the 2002 Stock Incentive Plan for Non-Employee Directors;

/s/    Ernst & Young LLP

Boston, Massachusetts

March 10, 2005